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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]
                             ANDREWS & KURTH L.L.P.
                  TEXAS COMMERCE TOWER, 600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

                                September 1, 1998

Lakehead Pipe Line Company, Limited Partnership
Lake Superior Place
21 West Superior Street
Duluth, Minnesota 55802

Gentlemen:

         We have acted as special counsel to Lakehead Pipe Line Company, Limited Partnership, a Delaware limited partnership (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-3 initially filed by the Company with the Commission (Commission File Number 333-59597) on July 22, 1998, as amended (such registration statement being hereinafter referred to as the "Registration Statement"), relating to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus, of the Company's debt securities (the "Debt Securities") having an aggregate initial public offering price not to exceed U.S. $400,000,000, or the equivalent thereof in one or more foreign currencies or currency units, including composite currencies. The Debt Securities are to be issued in one or more separate series in accordance with the provisions of one or more indentures (each, an "Indenture") to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

                  In arriving at the opinions expressed below, we have examined
(i) the Company's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership, each as amended to date, (ii) the Registration Statement, (iii) the Prospectus, (iv) the form of the Indenture to be filed as
Exhibit 4.3 to the Registration Statement to be executed by the Company and the Trustee (the "Senior Debt Indenture"), pursuant to which senior Debt Securities may be issued, (v) the form of the Indenture to be filed as Exhibit 4.4 to the Registration Statement to be executed by the Company and the Trustee (the "Subordinated Debt Indenture"), pursuant to which subordinated Debt Securities may be issued and (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined.

         Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that:

         1. With respect to Debt Securities to be issued under the Senior Debt Indenture, we are of the opinion that, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company and the Trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture and the applicable



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Lakehead Pipe Line Company,
    Limited Partnership
September 1, 1998
Page 2

definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

         2. With respect to Debt Securities to be issued under the Subordinated Debt Indenture, we are of the opinion that, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company and the Trustee, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters and
(iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

         The opinions expressed above with respect to the enforceability of the Indentures and the Debt Securities are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

         For the purposes of the opinions expressed above, we have assumed that
(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby, (iii) all Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         With respect to our opinions expressed above as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus without admitting that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                             Very truly yours,
                             ANDREWS & KURTH L.L.P.